                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  March 10, 1998



                           CABLE TV FUND 12-C, LTD.
                           ------------------------
            (Exact name of registrant as specified in its charter)


     Colorado                        0-13964                  84-0970000
     --------                        -------                  ----------
(State of Organization)       (Commission File No.)         (IRS Employer
                                                         Identification No.)

P.O. Box 3309, Englewood, Colorado 80155-3309              (303) 792-3111
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(Address of principal executive office and Zip Code         (Registrant's
                                                            telephone no.
                                                         including area code)
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Item 5.   Other Events
          ------------

          On March 10, 1998, Cable TV Fund 12-BCD Venture (the "Venture"), a venture comprised of Cable TV Fund 12-C, Ltd. (the "Partnership"), Cable TV Fund 12-B, Ltd. ("Fund 12-B") and Cable TV Fund 12-D, Ltd. ("Fund 12-D"), Colorado limited partnerships, entered into an agreement with Jones Intercable, Inc., the general partner of the Partnership, Fund 12-B and Fund 12-D (the "General Partner"), to sell the cable television system serving areas in and around Palmdale and Lancaster, California (the "Palmdale System") for a sales price of $138,205,200, subject to customary closing adjustments. This sales price represents the average of three separate independent appraisals of the fair market value of the Palmdale System as of December 31, 1997, by three appraisal firms engaged by the General Partner in January 1998.

          Upon consummation of the sale of the Palmdale System, the Venture will pay all of its remaining indebtedness, which is estimated to total $45,000,000, and then the Venture will distribute the remaining sale proceeds to the Partnership, Fund 12-B and Fund 12-D in proportion to their ownership interests in the Venture, and then the Partnership will distribute its portion of the net sale proceeds to its partners of record as of the closing date pursuant to the terms of the Partnership's limited partnership agreement. Because the limited partners will have already received distributions in an amount in excess of the capital initially contributed to the Partnership by the limited partners (taking into account the anticipated distribution to the limited partners from the Albuquerque, New Mexico system's net sale proceeds), the net proceeds from the Palmdale System's sale will be distributed 75 percent to the limited partners and 25 percent to the General Partner. Based upon the Venture's financial information as of December 31, 1997, as a result of the Palmdale System's sale, the limited partners of the Partnership, as a group, will receive approximately $10,541,661 and the General Partner will receive approximately $3,513,887. Limited partners will receive $221 for each $500 limited partnership interest, or $442 for each $1,000 invested in the Partnership, from the Partnership's portion of the net proceeds of the Palmdale System's sale. Once the distributions of the net proceeds from the sale of the Palmdale System have been made, limited partners will have received a total of $776 for each $500 limited partnership interest or $1,552 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners made in 1996 from the net proceeds of the sale of the the cable television system serving areas in and around Tampa, Florida, and the distributions to limited partners to be made in 1998 from the net proceeds of the sale of the cable television system serving areas in and around Albuquerque, New Mexico.

          A vote of the limited partners of the Partnership will be required later this year to approve the sale of the Palmdale System. Because the closing of the sale of the Palmdale System is subject to a number of closing conditions, including the approval of the transaction by the holders of a majority of the limited partnership interests in each of the Partnership, Fund 12-B and Fund 12-D, there can be no assurance that the proposed sale of the Palmdale System will close or that the estimated distributions to be paid to limited partners from the Palmdale System's sale will be made.

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Item 7.   Financial Statements and Exhibits
          ---------------------------------

          a.   Historical financial statements.
               Not applicable.

          b.   Pro forma financial statements.
               Not applicable.

          c.   Exhibits.

               2.1 Purchase and Sale Agreement (Palmdale) dated as of March 10, 1998, between Cable TV Fund 12-BCD Venture and Jones Intercable, Inc. is incorporated by reference from the Annual Report on Form 10-K for fiscal year ended December 31, 1997, of Jones Intercable, Inc. (Commission File No. 1-9953).

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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CABLE TV FUND 12-C, LTD.

                                   By:  Jones Intercable, Inc.,
                                        its general partner


Dated: March 19, 1998                   By:  /s/ Elizabeth M. Steele
                                             -----------------------
                                             Elizabeth M. Steele
                                             Vice President, General
                                             Counsel and Secretary


(35036)

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